UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2008

CNX GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32723 (Commission File Number)	20-3170639 (IRS Employer Identification No.)

5 Penn Center West, Suite 401 Pittsburgh, Pennsylvania (Address of principal executive offices)	15276 (Zip code)
Registrant’s telephone number, including area code:
(412) 200-6700
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) Chief Financial Officer
     On April 21, 2008, the Board of Directors (the “Board”) of CNX Gas Corporation (the “Company”), appointed William J. Lyons as the Chief Financial Officer of the Company. As Chief Financial Officer, Mr. Lyons will continue to be the principal financial officer and principal accounting officer of the Company, as previously disclosed in the Form 8-K filed on February 25, 2008. Mr. Lyons is not being compensated by the Company for his services in this role.
(e) Officer Compensation
     On April 21, 2008, the Compensation Committee (the “Compensation Committee”) of the Board approved and recommended and the Board approved and adopted the following base salaries for the named executive officers (the “Named Executive Officers”) effective April 7, 2008: Nicholas J. DeIuliis ($560,000), Stephen W. Johnson ($325,000), J. Michael Onifer, ($260,625) and Randall M. Albert ($260,625).
     Short Term Incentive Compensation Plan
     On April 21, 2008, in connection with CNX Gas’ 2008 short term incentive compensation plan previously approved by the Board, the Compensation Committee recommended and the Board approved the following target bonus amounts for the Named Executive Officers: Nicholas J. DeIuliis (100% of base salary), Stephen W. Johnson (65% of base salary), J. Michael Onifer, (65% of base salary) and Randall M. Albert (65% of base salary). In connection with this program, the Compensation Committee and the Board determined that a threshold level of net income must be achieved for incentive payments to be made pursuant to the program. If the threshold level of net income is achieved, incentive payments will be paid with respect to the program-fiscal-year 2008 based on: (1) corporate performance criteria consisting of (a) safety, (b) unit cost and (c) production; and (2) individual performance. The actual bonuses earned by the Company’s Named Executive Officers are then determined by comparing (1) the Company’s actual performance during fiscal year 2008 against the target performance goals for each of the above mentioned criteria and (2) the employee’s actual individual performance as measured by the CEO, with respect to the Named Executive Officers other than the CEO, and the Board, with respect to the CEO. Payments will be between 70% of target and 200% of target for the unit cost and production performance criteria, either 0% or between 70% of target and 200% for the safety performance criteria, and between 70% and 100% of target for the individual performance measurement, in each case, depending on actual performance. The weighted average achievement of the criteria will then be multiplied by each employee’s target bonus opportunity to calculate the actual bonus earned by that employee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION
By:	/s/ Nicholas J. DeIuliis
Nicholas J. DeIuliis,
President and Chief Executive Officer

Dated: April 25, 2008